SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

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Beneficial Mutual Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2009

Dear Stockholder:

          You are cordially invited to attend the annual meeting of stockholders of Beneficial Mutual Bancorp, Inc. The meeting will be held at The Down Town Club, Public Ledger Building, 150 South Independence Mall West, Philadelphia, Pennsylvania on Wednesday, May 20, 2009, at 9:30 a.m., local time.

          The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

          It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

          We look forward to seeing you at the meeting.

Sincerely,

/s/ Gerard P. Cuddy

Gerard P. Cuddy
President and Chief Executive Officer

510 Walnut Street
Philadelphia, Pennsylvania 19106
(215) 864-6000

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m., local time, on Wednesday, May 20, 2009

PLACE	The Down Town Club
Public Ledger Building
150 South Independence Mall West
Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 3, 2009.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ Thomas M. Topley

Thomas M. Topley
Corporate Secretary

Philadelphia, Pennsylvania
April 21, 2009

BENEFICIAL MUTUAL BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

          We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Beneficial Mutual Bancorp, Inc. for the 2009 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Beneficial Mutual Bancorp, Inc. as “Beneficial Mutual Bancorp,” the “Company,” “we,” “our” or “us.”

          Beneficial Mutual Bancorp is the holding company for Beneficial Bank, which has also operated under the name Beneficial Mutual Savings Bank. In this proxy statement, we may also refer to Beneficial Bank as the “Bank.”

          We are holding the 2009 annual meeting at The Down Town Club, Public Ledger Building, 150 South Independence Mall West, Philadelphia, Pennsylvania on Wednesday, May 20, 2009 at 9:30 a.m., local time.

          We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 21, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2009

          This proxy statement and the Company’s 2008 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm.

          On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2008 audited consolidated financial statements.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

          You are entitled to vote your shares of Beneficial Mutual Bancorp common stock that you owned as of April 3, 2009. As of the close of business on April 3, 2009, a total of 82,052,553 shares of Beneficial Mutual Bancorp common stock were outstanding, including 45,792,775 shares of common stock held by Beneficial Savings Bank MHC. Each share of common stock has one vote.

          The Company’s charter provides that, until July 13, 2012, record holders of the Company’s common stock, other than Beneficial Savings Bank MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

          You may own shares of Beneficial Mutual Bancorp in one of the following ways:

●	Directly in your name as the stockholder of record; or

●	Indirectly through a broker, bank or other holder of record in “street name.”

          If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

          If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Beneficial Mutual Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

          Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

          Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

          In voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote at the annual meeting is required.

          Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and the broker or other entity has not received voting instructions from the beneficial owner. The election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 are currently considered routine matters.

          How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

          In the election of directors, votes that are withheld will have no effect on the outcome of the election.

          In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, abstentions will have the same effect as a vote against the proposal.

          Because Beneficial Savings Bank MHC owns in excess of 50% of the outstanding shares of Beneficial Mutual Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm).

Voting by Proxy

          The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

●	FOR each of the nominees for director; and

●	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

          If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the annual meeting.

          You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

          Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the enclosed proxy card. The deadline for voting via the Internet or by telephone is 3:00 a.m., Eastern time, on Wednesday, May 20, 2009.

Participants in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan and/or the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan

          If you participate in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), you will receive a voting instruction card that reflects all shares you may direct the trustee to vote on your behalf under the KSOP. Under the terms of the KSOP, all credited shares of Beneficial Mutual Bancorp common stock held by the KSOP trust are voted by the KSOP trustee, as directed by plan participants. All shares of Company common stock held in the KSOP trust that have not been credited to participants’ accounts, and all credited shares for which no timely voting instructions are received, are voted by the KSOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. If you participate in the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card for the purpose of directing the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan. The deadline for returning your voting instruction cards is May 13, 2009.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

          The Company’s Board of Directors currently consists of thirteen members. The Board of Directors has adopted a resolution decreasing the size of the Board to twelve members effective immediately prior to the 2009 annual meeting of stockholders. Each of the Company’s directors is independent under the listing requirements of the Nasdaq Stock Market, Inc., except for Mr. George W. Nise, whom we employed as President and Chief Executive Officer until January 1, 2007, and Mr. Gerard P. Cuddy, whom we currently employ as President and Chief Executive Officer.

Corporate Governance Policies

          The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.

Committees of the Board of Directors

          The following table identifies our standing committees and their members at December 31, 2008. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, Inc. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

Director	Audit Committee		Compensation Committee		Corporate Governance Committee

Edward G. Boehne			X		X
Gerard P. Cuddy
Frank A. Farnesi	X	*	X	*
Elizabeth H. Gemmill	X				X	*
Thomas F. Hayes			X		X
Charles Kahn, Jr.			X
Thomas J. Lewis			X		X
Joseph J. McLaughlin	X				X
Michael J. Morris	X
George W. Nise
Donald F. O’Neill	X		X
Craig W. Yates	X				X
Roy D. Yates	X		X

Number of Meetings in 2008	10		6		2

* Denotes Chairperson

Audit Committee

          The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Frank A. Farnesi as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Farnesi is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.

Compensation Committee

          The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions. See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Corporate Governance Committee

          The Company’s Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

          Minimum Qualifications. The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

          If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	Contributions to the range of talent, skill and expertise of the Board;

●
Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

●	Familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

●	Personal and professional integrity, honesty and reputation;

●	The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

●	The ability to devote sufficient time and energy to the performance of his or her duties;

●	Independence under applicable Securities and Exchange Commission and listing definitions; and

●	Current equity holdings in the Company.

          The Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

          With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

          Director Nomination Process. The process that the Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

          For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Corporate Governance Committee has not previously used an independent search firm to identify nominees.

          In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

          Considerations of Recommendations by Stockholders. It is the policy of the Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

          Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

          In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Secretary of the Company at least 30 days before the date of the annual meeting.

Director Compensation

          The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2008 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Joseph Barnes (4)	$21,000	$—	$—	$743	$21,743
Edward G. Boehne	55,400	24,032	13,657	1,961	95,050
Frank A. Farnesi	65,100	24,032	13,657	2,304	105,093
Elizabeth H. Gemmill	47,700	24,032	13,657	1,688	87,077
Thomas F. Hayes	41,000	24,032	13,657	1,451	80,140
Charles Kahn, Jr.	53,000	24,032	13,657	1,876	92,565
Thomas J. Lewis	41,000	24,032	13,657	1,451	80,140
Joseph J. McLaughlin	49,200	24,032	13,657	1,741	88,630
Michael J. Morris	53,200	24,032	13,657	1,883	92,772
George W. Nise	45,100	33,644	13,657	1,596	93,997
Donald F. O’Neill	43,400	24,032	13,657	1,536	82,625
Craig W. Yates	52,200	24,032	13,657	1,847	91,736
Roy D. Yates	47,300	24,032	13,657	1,674	86,663

(1)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) on outstanding restricted stock awards for each director based upon the Company’s stock price of $11.86 as of the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2008, the aggregate number of unvested restricted stock award shares held in trust was 35,000 for Mr. Nise and 25,000 for each of the other named directors.

(2)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) on outstanding stock option awards for each of the non-employee directors, based upon a fair value of $3.37 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see Note 18 to the Notes to the Financial Statements included in the Company’s Annual Report to Stockholders for the year ended December 31, 2008. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at December 31, 2008 was 50,000 for each of the named directors.

(3)	These amounts represent the Philadelphia city wage tax that the directors incurred in connection with their Board and committee fees. The Company reimbursed the directors for the wage tax.
(4)	Retired from the Board of Directors effective January 17, 2008 and served as Director Emeritus until his death on March 30, 2009.

          Cash Retainer and Meetings Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Bank’s Board of Directors during 2009. Directors do not receive any additional fees for their service on the Boards of Directors of the Company or Beneficial Savings Bank MHC.

Annual Retainer	$20,000
Fee per Board Meeting	1,000
Annual Committee Chair Retainer:
Audit Committee	8,000
Executive, Compensation and Corporate Governance Committees	4,000
Fee per Committee Meeting	1,000

          Stock-Based Deferral Plan. In connection with our minority public offering in July 2007, we established a stock-based deferral plan for certain eligible officers and directors. Under the terms of the plan, participants may elect to defer compensation not yet earned and have that compensation invested in Beneficial Mutual Bancorp common stock. Each participant’s deferral election must specify the amount of compensation that is being deferred and the timing of the distributions of the deferrals. Participants may elect to receive distributions upon termination in a lump sum or installments over a period of one to five years. Participants may also make a special change in control election.

Board and Committee Meetings

          During the year ended December 31, 2008, the Board of Directors of the Company held 11 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such individual served during fiscal 2008.

Director Attendance at the Annual Meeting of Stockholders

          The Board of Directors encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the Company’s 2008 annual meeting of stockholders.

Code of Ethics and Business Conduct

          Beneficial Mutual Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Ethics and Business Conduct is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

AUDIT-RELATED MATTERS

Report of the Audit Committee

          The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

          In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

          In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

          The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

          In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee of the Board of Directors of
Beneficial Mutual Bancorp, Inc.
Frank A. Farnesi, Chairman
Elizabeth H. Gemmill
Joseph J. McLaughlin
Michael J. Morris
Donald F. O’Neill
Craig W. Yates
Roy D. Yates

Audit Fees

          Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 by Deloitte & Touche LLP.

	2008	2007
Audit Fees (1)	$439,155	$574,550
Audit Related Fees (2)	2,000	664,165
Tax Fees	—	—

(1)
Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by the Federal Deposit Insurance Corporation Improvement Act or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

(2)
For 2007, includes $628,175 related to the Company’s minority stock offering and related securities registration statement and $25,990 in connection with the filing of a Form 8-K/A relating to the Company’s acquisition of FMS Financial Corporation.

          Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

          In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2008, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Beneficial Mutual Bancorp, Inc.
Frank A. Farnesi, Chairman
Edward G. Boehne
Thomas F. Hayes
Charles Kahn, Jr.
Thomas J. Lewis
Donald F. O’Neill
Roy D. Yates

STOCK OWNERSHIP

          The following table provides information as of April 3, 2009 with respect to persons known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Beneficial Savings Bank MHC 510 Walnut Street Philadelphia, Pennsylvania 19106	45,792,775	55.8%

          The following table provides information about the shares of Company common stock that may be considered to be owned by each director of the Company, each executive officer named in “Executive Compensation—Summary Compensation Table” and by all directors and executive officers of the Company as a group as of April 3, 2009. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (1)		Percent of Common Stock Outstanding (2)

Directors:
Edward G. Boehne	37,500		*
Gerard P. Cuddy	137,496		*
Frank A. Farnesi	47,500		*
Elizabeth H. Gemmill	45,500		*
Thomas F. Hayes	32,500		*
Charles Kahn, Jr.	57,700	(3)	*
Thomas J. Lewis	35,500		*
Joseph J. McLaughlin	37,500	(4)	*
Michael J. Morris	67,500	(5)	*
George W. Nise	88,721	(6)	*
Donald F. O’Neill	42,500		*
Craig W. Yates	2,009,190		2.4%
Roy D. Yates	659,484	(7)	*

Named Executive Officers Who Are Not Also Directors:
Joseph F. Conners	74,921		*
Andrew J. Miller	70,950		*
Robert J. Bush	99,877	(8)	*
Denise Kassekert	64,721		*

All Executive Officers, Directors and Director Nominees as a Group (17 persons)	3,609,060		4.4%

(footnotes on following page)

*	Represents less than 1% of the Company’s outstanding shares.
(1)	This column includes the following:

	Shares of Unvested Restricted Stock Held in Trust Under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan	Shares Held Under the Beneficial Mutual Savings Bank Stock- Based Deferral Plan	Shares Held or Allocated Under the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan

Mr. Boehne	27,500	—	—
Mr. Cuddy	115,000	—	1,416
Mr. Farnesi	27,500	—	—
Ms. Gemmill	27,500	—	—
Mr. Hayes	27,500	5,000	—
Mr. Kahn	27,500	—	—
Mr. Lewis	27,500	—	—
Mr. McLaughlin	27,500	—	—
Mr. Morris	27,500	—	—
Mr. Nise	37,500	25,000	11,221
Mr. O’Neill	27,500	—	—
Mr. C. Yates	27,500	—	—
Mr. R. Yates	27,500	—	—
Mr. Conners	58,000	2,000	10,621
Mr. Miller	58,000	—	12,000
Mr. Bush	58,000	—	1,454
Ms. Kassekert	58,000	—	1,221

(2)	Based on 82,052,553 shares of Company common stock outstanding and entitled to vote as of April 3, 2009.
(3)	Includes 5,200 shares owned by Mr. Kahn’s spouse and 300 shares held by Mr. Kahn’s spouse as custodian for their grandchild.
(4)	Includes 5,000 shares owned by Mr. McLaughlin’s spouse.
(5)	Includes 15,000 shares held by a trust in which Mr. Morris is a beneficiary.
(6)	Includes 15,000 shares held by Mr. Nise’s spouse.
(7)	Includes 75,917 shares held by Mr. Yates’ children and one share held as executor of the Charles B. Yates estate.
(8)	Includes 10,423 shares held by Mr. Bush’s children.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

          The Company’s Board of Directors currently consists of thirteen members. The Board of Directors has adopted a resolution decreasing the size of the Board to twelve members effective immediately prior to the 2009 annual meeting of stockholders. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Elizabeth H. Gemmill, Thomas F. Hayes and Joseph J. McLaughlin. All of the nominees are currently directors of the Company and the Bank. Craig W. Yates, a current director of the Company, has not been renominated to serve on the Board of Directors but will serve as Director Emeritus of the Company following the 2009 annual meeting of stockholders.

          Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

          The Board of Directors recommends that stockholders vote “FOR” the election of all of the nominees.

          Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2008. The indicated period of service as a director includes the period of service as a director of Beneficial Bank.

Nominees for Election as Directors

          The nominees for election to serve for a three-year term are:

          Elizabeth H. Gemmill serves as the President of the Warwick Foundation, a private family foundation. Age 63. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005. She is also a director of Universal Display Corporation (Nasdaq: PANL) and the Chairman of the Board of Directors of Philadelphia University.

          Thomas F. Hayes is the retired President of Philadelphia Gear Corporation, a power transmission company. Age 86. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

          Joseph J. McLaughlin is the retired President of Beneficial Bank. Age 80. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

Directors Continuing in Office

          The following directors have terms ending in 2010:

          Edward G. Boehne is a Senior Economic Advisor for Haverford Trust Company, an asset management company. Age 68. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Toll Brothers, Inc. (NYSE: TOL) and the privately held companies of Haverford Trust Company, Penn Mutual Life Insurance Company and AAA Mid-Atlantic. Mr. Boehne also served as the President of the Federal Reserve Bank of Philadelphia.

          Charles Kahn, Jr. serves as the Chairman of Kahn & Co., Inc., a real estate company. Age 84. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

          Michael J. Morris is the retired President and Chief Executive Officer of Transport International Pool Inc., a transport trailer company. Age 74. Trustee of Beneficial Bank since 1989 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Met-Pro Corporation (NYSE: MPR).

          Donald F. O’Neill is the Chairman of PM Company, a paper converting company. Age 69. Trustee of Beneficial Bank since 1988 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

          Roy D. Yates served as the Chairman of the Board of FMS Financial Corporation. Mr. Yates is a Professor of Electrical and Computer Engineering at Rutgers University in Piscataway, New Jersey. Age 46. Roy D. Yates is the nephew of Craig W. Yates. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2007.

          The following directors have terms ending in 2011:

          Gerard P. Cuddy is our President and Chief Executive Officer, effective January 1, 2007, and also serves as the Chairman of the Board. From May 2005 to November 2006, Mr. Cuddy was a senior lender at Commerce Bank and from 2002 to 2005, Mr. Cuddy served as a Senior Vice President of Fleet/Bank of America. Prior to Mr. Cuddy’s service with Fleet/Bank of America, Mr. Cuddy held senior management positions with First Union National Bank and Citigroup. Age 49. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2006.

          Frank A. Farnesi is a retired partner of KPMG LLP. Age 61. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2004. He is also a director of RAIT Investment Trust (NYSE: RAS) and a Trustee of Immaculata University.

          Thomas J. Lewis is the President and Chief Executive Officer of Thomas Jefferson University Hospitals, Inc. Age 56. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005.

          George W. Nise served as our President and Chief Executive Officer until his retirement effective January 1, 2007. Age 66. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

Item 2 — Ratification of Independent Registered Public Accounting Firm

          The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to ratification by stockholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

          If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

          The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy

          Our compensation philosophy for our named executive officers is founded on the premise that the success of Beneficial Mutual Bancorp, Inc. and its subsidiaries depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives. However, we recognize that the Company operates in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

          We ground our compensation philosophy on four basic principles:

●
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

●
Aligning with Stockholders – We use equity compensation as an additional component of our compensation mix to develop a culture of ownership among our named executive officers and to align their individual financial interests with the interests of our stockholders.

●
Performance – We believe that a significant amount of executive compensation should be performance-based. Therefore, our compensation program is designed to reward superior performance and encourage our executive officers to feel accountable for the Company’s financial performance and their individual performance. In order to achieve this, we have structured our short-term cash-based and equity programs to tie an executive’s compensation, in part, directly to Company and individual performance.

●	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Elements Used to Implement Our Compensation Objectives

          The compensation program for our named executive officers currently relies on three (3) primary elements: (i) base compensation; (ii) short-term, cash-based incentive compensation awards through our Management Incentive Plan; and (iii) equity compensation, including performance-based awards, through our 2008 Equity Incentive Plan. Both the short-term, cash-based incentive program and our equity program place an emphasis on performance-based awards. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three (3) elements that is competitive with our industry peers and creates appropriate incentives for our named executive officers. To achieve the necessary balance, the Compensation Committee of our Board of Directors has worked closely with the compensation consulting firm of Pearl Meyer & Partners. See “Role of Compensation Consultant” for a detailed description of the services provided by Pearl Meyer & Partners.

          Base Compensation. Each named executive officer has his base salary reviewed on an annual basis in connection with the executive’s performance review. Decisions regarding salary adjustments take into account an executive’s current base salary and the amounts paid to the executive’s peers within and outside Beneficial Mutual Bancorp, Inc. Our goal is to maintain salary levels for our named executive officers at levels consistent with base pay received by those in comparable positions at our peers. Therefore, in order to be competitive we target base salaries to be at the median level of our peers. We obtain peer group information from a variety of sources including survey data gathered by Pearl Meyer & Partners. See “Peer Group Analysis” for information of the financial institutions used to benchmark base compensation levels. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. See “Executive Compensation―Summary Compensation Table” for salaries paid to our named executive officers in 2008.

          Short-Term Cash-Based Incentive Compensation. The Management Incentive Plan (“MIP”) is designed to recognize and reward management for their collective and individual contributions to our success. We believe that the use of cash for annual incentive is consistent with competitive practice of companies within our peer group. Our MIP focuses on performance measures that are critical to our growth: (1) financial performance and (2) individual performance (i.e., two to three individual goals that reflect required contributions to a participant’s department). During 2008, our financial performance measures were based on a quantitative assessment of performance (30% earnings per share and 20% efficiency ratio). The 2008 MIP awards varied based on performance and ranged from 0% of target (not achieving threshhold performance) to 150% of target (for exceptional performance). See “Executive Compensation― Summary Compensation Table” for Management Incentive Plan awards earned in 2008. See also “Executive Compensation―Grants of Plan-Based Awards” for information on the threshold, target and stretch levels for each of the participants in the 2008 MIP. For the 2009 fiscal year, the Compensation Committee approved new incentive award levels and financial performance measures for the MIP participants.

          Long-Term Equity-Based Compensation. Our equity incentive plan provides our Compensation Committee with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of shareholder value and an increase in our stock price. The upside potential of our equity awards will not be realized by our name executive officers unless our performance improves over the vesting period of the awards. The type and number of equity awards granted are determined by the Compensation Committee. Consistent with the Company’s pay for performance philosophy, the equity awards granted to our named executive officers are in part performance-based. See “Executive Compensation―Grants of Plan-Based Awards” for detailed information on the equity awards granted during the 2008 fiscal year.

Role of the Compensation Committee

          We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

          The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the Board of Directors review the charter periodically to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

          During 2008, the Compensation Committee met six (6) times, including one (1) executive session attended by Compensation Committee members only. The current members of the Compensation Committee are Messrs. Frank A. Farnesi (Chairman), Charles Kahn, Jr., Edward G. Boehne, Donald F. O’Neill, Thomas J. Lewis, Roy D. Yates and Thomas F. Hayes.

Role of the Compensation Consultant

          The Compensation Committee engaged Pearl Meyer & Partners to provide compensation data and recommendations that can be used to develop compensation programs that support our strategies as a public company. Pearl Meyer & Partners has provided consulting services in the areas of executive compensation, director compensation and short-term and long-term incentive plan design. Pearl Meyer & Partners also helped the Compensation Committee create a peer group of institutions for purposes of benchmarking cash compensation for the Company’s named executive officers and directors. See “Peer Group Analysis.”

          We also utilized the consulting services of Towers Perrin during 2008 to assist us in analyzing and restructuring the Beneficial Mutual Savings Bank retirement benefit program. Towers Perrin provided us with analysis on the benefits provided under our defined benefit plan, employee stock ownership plan and 401(k) plan. Recommendations were made by Towers Perrin and approved by the Compensation Committee to freeze the Bank’s defined benefit pension plan, merge the employee stock ownership plan and 401(k) plan and implement a non-qualified retirement plan to supplement the benefits provided under the tax-qualified retirement plans. See “Retirement Benefits/Employee Welfare Benefits” for a discussion on the tax-qualified and non-tax-qualified plans sponsored by Beneficial Mutual Savings Bank.

Role of Management

          Our Chief Executive Officer, in conjunction with representatives of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Peer Group Analysis

          We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent. Pearl Meyer & Partners created our peer group using data provided from SNL Financial. Our peer group consists of 20 publicly-traded financial institutions of comparable asset size, geographic location, operating characteristics and financial performance. The Compensation Committee utilized the peer group data on net income and efficiency ratios to establish competitive cash incentives under the management incentive plan and to recommend executive and director compensation. The following institutions make up our peer group:

Company Name	City	State

National Penn Bancshares, Inc.	Boyertown	PA
First Niagara Financial Group, Inc.	Lockport	NY
NewAlliance Bancshares, Inc.	New Haven	CT
F.N.B. Corporation	Hermitage	PA
Northwest Bancorp, Inc. (MHC)	Warren	PA
Investors Bancorp, Inc. (MHC)	Short Hills	NJ
Provident Financial Services, Inc.	Jersey City	NJ
First Commonwealth Financial Corporation	Indiana	PA
NBT Bancorp Inc.	Norwich	NY
Community Bank System, Inc.	De Witt	NY
S&T Bancorp, Inc.	Indiana	PA
Harleysville National Corporation	Harleysville	PA
Dime Community Bancshares, Inc.	Brooklyn	NY
Flushing Financial Corporation	Lake Success	NY
TrustCo Bank Corp NY	Glenville	NY
Sun Bancorp, Inc.	Vineland	NJ
WSFS Financial Corporation	Wilmington	DE
Provident New York Bancorp	Montebello	NY
Tompkins Financial Corporation	Ithaca	NY
Lakeland Bancorp, Inc.	Oak Ridge	NJ

Allocation Among Compensation Components

          Under our present structure, base salary has represented the largest component of compensation for our named executive officers. However, our use of short-term cash incentives and equity compensation reflects the growing importance of performance-based compensation in our overall compensation structure. The allocation of base salary and performance-based compensation (short-term cash incentives and equity awards) varies depending upon the role of a named executive officer in our organization.

Employment and Management Agreements

          We maintain employment agreements with our named executive officers. In addition to outlining the terms and conditions of employment, the employment agreements also ensure the stability of our management team by providing the executives with financial protection in the event a named executive officer is involuntarily terminated by Beneficial Mutual Savings Bank or Beneficial Mutual Bancorp for reasons other then cause (as defined in the employment agreements) or if a named executive officer is terminated in connection with a change in control. See “Executive Compensation― Employment/Management Agreements” and “Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service.

          Beneficial Insurance Services, LLC (a subsidiary of Beneficial Bank) continues to maintain a Senior Management Agreement with Robert J. Bush. The agreement was entered into in 2005 in connection with the asset purchase agreement dated January 14, 2005 between Paul Hertel & Company and Beneficial Insurance Services, LLC. Mr. Bush is an integral part of Paul Hertel & Company and Beneficial Insurance Services wanted to secure his services under a management agreement for the time period and under the terms described in the Senior Management Agreement. See “Executive Compensation―Employment/Management Agreements” and “―Potential Post-Termination Payments” for a detailed discussion of the terms of the management agreement and the benefits provided upon termination of service.

Tax and Accounting Considerations

          In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirement. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Retirement Benefits; Employee Welfare Benefits

          In 2008, we restructured our retirement program by freezing our defined benefit pension plan. We also merged our employee stock ownership plan and 401(k) plan into a single plan, the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), which will serve as our ongoing employee retirement savings vehicle. To provide a transition to the new retirement plan structure for certain long term service employees, we implemented a new non-qualified retirement plan to supplement our frozen pension plan and the KSOP. We believe our new retirement program provides our employees with retirement benefits that are competitive with our peer group. Our KSOP enables our employees to supplement their retirement savings with elective deferral contributions that we match at specified levels. The KSOP also provides for additional discretionary employer contributions. See “Executive Compensation – Pension Benefits” for a detailed description of our non-qualified plans and arrangements.

          In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice.

Perquisites

          We annually review the perquisites that we make available to our named executive officers. The primary perquisites for senior managers include an automobile allowance, computer and communications equipment and certain club dues. See Footnote 4 to “Executive Compensation―Summary Compensation Table” for detailed information on the perquisites provided to our named executive officers.

Director Compensation

          Our outside directors are compensated through a combination of retainers, meeting fees and equity compensation. Directors who are also employees of Beneficial Mutual Bancorp do not receive additional compensation for service on the Board. The level and mix of director compensation is revised by the Compensation Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy.

Stock Compensation Grant and Award Practices; Timing Issues

          Our Compensation Committee considers whether to make equity awards to officers and directors on an annual basis and in connection with new hires and promotions. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates. The Compensation Committee also consults with Pearl Meyer & Partners to insure our equity award program is competitive with our peer group. The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our chief executive officer and the other named executive officers.

          As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, the Company has never timed the release of material non-public information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.

          The terms and conditions of each equity award are determined in accordance with the applicable provisions of our equity incentive plan. The Compensation Committee has structured our current equity program to include the grant of non-statutory stock options, performance shares and restricted shares. Options vest at a rate of 20% per year commencing on the first anniversary of the grant date. Restricted shares also vest over a 5 year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter. Performance shares vest upon the satisfaction of certain financial benchmarks. In accordance with our equity plan, the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.

Stock Ownership Requirements

          We have not adopted formal stock ownership requirements for our named executive officers or Board members. As a practical matter, our officers and directors hold meaningful interests in our stock, which they have accumulated through participation in stock compensation programs and individual purchases.

Compensation for the Named Executive Officers in 2008

          Chief Executive Officer Compensation. In determining Mr. Cuddy’s compensation, the Compensation Committee conducted a performance appraisal that reviewed Mr. Cuddy’s financial, strategic and operational achievements. In its review, the Compensation Committee noted that Mr. Cuddy exhibits strong leadership skills and is moving the Company in a direction that has the potential to enhance long-term stockholder value. Mr. Cuddy’s efforts have ensured that systems are maintained to protect our assets and provide effective control of operations. Mr. Cuddy has also served as our chief spokesperson, communicating effectively with our stockholders, as well as the customers of Beneficial Mutual Savings Bank. In light of the Compensation Committee’s assessment of Mr. Cuddy’s performance, the Company’s financial performance and the Pearl Meyer & Partners 2008 Executive Compensation Review, Mr. Cuddy did not receive an increase in base salary for 2009. Mr. Cuddy did however satisfy certain of the goals established for him under the 2008 Management Incentive Plan and received a cash award of $95,000. See “Executive Compensation―Summary Compensation Table” for awards earned in 2008.

          In addition to cash compensation, Mr. Cuddy was awarded stock options, restricted shares and performance grants on August 6, 2008 under the Company’s 2008 Equity Incentive Plan. See “Executive Compensation―Grants of Plan-Based Awards” for information on the equity awards made to Mr. Cuddy during the 2008 fiscal year. On March 9, 2009, the Compensation Committee granted Mr. Cuddy an additional equity award consisting of non-statutory stock options, restricted shares and performance shares. Mr. Cuddy’s March 9, 2009 option grant for 15,000 shares will vest at a rate of 20% per year over a five year period. Mr. Cuddy’s March 9, 2009 restricted stock award for 7,500 shares also vests over a 5 year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter. Lastly, Mr. Cuddy’s March 9, 2009 Performance Award for 7,500 shares will vest ratably upon the Company’s attainment of a specific return on average assets (“ROAA”). In the event the Company does not achieve the specified ROAA within five years of the grant date of the Performance Shares, the performance requirement for vesting purposes will be based on the Company’s overall ranking amongst its peers based on ROAA. If the peer benchmark is not reached in year five, all Mr. Cuddy’s Performance Shares will be forfeited.

          In addition to providing Mr. Cuddy with cash and equity compensation, the Compensation Committee approved a two year employment agreement with Mr. Cuddy effective January 7, 2008 which set forth the terms and conditions of Mr. Cuddy’s employment with the Company and the Bank through 2010. In March 2009, the agreement was amended and restated in its entirety to provide for an annual renewal of the term of the agreement to insure that the agreement continues to have a two-year term, unless notice of non-renewal is provided by the Company, Bank or Mr. Cuddy. See “Executive Compensation - Employment/ Management Agreements” for a detailed description of the agreement.

          We believe that Mr. Cuddy’s overall compensation structure is consistent with our objective to reward, align, motivate and challenge Mr. Cuddy to continue to lead our Company successfully.

          Compensation for Our Other Named Executive Officers. In determining compensation for Messrs. Conners, Bush and Miller and Ms. Kassekert the Compensation Committee reviewed the performance appraisals presented by Mr. Cuddy. Based on the Company’s financial performance and the survey data provided by Pearl Meyer & Partners, only Ms. Kassekert received a salary increase for 2009. Effective January 1, 2009, Ms. Kassekert’s base salary was increased to $225,000 and the salaries of the remaining other named executive officers remain at 2008 levels. Messrs. Conners, Bush and Miller, and Ms. Kassekert did however meet certain targets established for them under the 2008 Management Incentive Plan and were each awarded incentive plan benefits. See “Executive Compensation―Grants of Plan Based Awards” for the cash incentives awarded to each officer for the 2008 fiscal year.

          In January 2008, the Company and the Bank entered into a two-year employment agreements with Messrs. Conners, Bush and Miller for the purpose of setting forth the terms and conditions of their employment with the Bank and the Company through 2010. In March 2009, the agreements were amended and restated to provide for an annual renewal of the term of each agreement to insure that the agreements continue to have a two-year term, unless notice of non-renewal is provided by the Company, Bank or Executive. See “Executive Compensation - Employment/ Management Agreements” for a detailed description of the agreement. Ms. Kassekert entered into an employment agreement with the Bank and the Company in May 2008 and her agreement was also amended and restated in its entirety in March 2009 to provide for an annual renewal of the term of the agreement.

          In addition to cash compensation, the other named executive officers were awarded stock options, restricted shares and performance grants on August 6, 2008 under the Company’s 2008 Equity Incentive Plan. See “Executive Compensation―Grants of Plan-Based Awards” for information on the equity awards made during the 2008 fiscal year. On March 9, 2009, the Compensation Committee granted the other named executive officers an additional equity award consisting of non-statutory stock options, restricted shares and performance shares. Each officer received an option grant for 5,000 shares which vests at a rate of 20% per year over a five year period; 4,000 restricted stock awards which also vest over a 5 year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter and lastly, Performance Awards for 4,000 shares which vest ratably upon the Company’s attainment of a specific return on average assets (“ROAA”). In the event the Company does not achieve the specified ROAA within five years of the grant date of the performance shares, the performance requirement for vesting purposes will be based on the Company’s overall ranking amongst its peers based on ROAA. If the peer benchmark is not reached in year five all performance shares will be forfeited. In addition to the equity awards granted under the Company’s 2008 Equity Incentive Plan, Messrs. Miller and Conners each received credits under the newly implemented Beneficial Mutual Savings Bank Transition Credit Retirement Plan for Designated Employees. See “Executive Compensation – Pension Plan” for information on the credits received by Messrs. Miller and Conners under the Transition Credit Retirement Plan for Designated Employees.

          The Compensation Committee believes that the compensation for our named executive officers is consistent with our compensation objectives and rewards the individuals for their contribution to the overall performance of Beneficial Mutual Savings Bank and our Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated executives. These five officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (3)	All Other Compen- sation (4)	Total

Gerard P. Cuddy	2008	$475,000		$—	$84,592	$48,073	$95,000	$18,159	$39,240	$760,064
President and Chief Executive	2007	425,000		—	—	—	102,000	—	30,938	557,938
Officer	2006	49,038	(5)	50,000	—	—	—	—	—	99,038

Joseph F. Conners	2008	280,800		1,000	42,296	24,037	31,590	59,469	68,963	508,155
Executive Vice President and	2007	269,519		—	—	—	40,500	98,150	14,464	422,633
Chief Financial Officer	2006	245,000		50,000	—	—	—	128,648	1,728	425,376

Andrew J. Miller	2008	280,800		—	42,296	24,037	45,630	72,536	69,035	534,334
Executive Vice President and	2007	269,519		—	—	—	40,500	96,522	14,626	421,167
Chief Lending Officer	2006	245,000		15,000	—	—	—	122,387	1,883	384,270

Robert J. Bush	2008	312,000		1,000	42,296	24,037	27,300	16,810	32,320	455,763
Executive Vice President	2007	280,957		—	—	—	45,000	11,276	25,597	362,830
	2006	219,317		19,500	—	—	—	—	14,043	252,860

Denise Kassekert	2008	192,000		—	42,296	24,037	45,000	—	9,526	312,859
Executive Vice President	2007	110,423	(6)	—	—	—	—	—	—	110,423
	2006	—		—	—	—	—	—	—	—

(1)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based on the Company’s stock price of $11.86 as of the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding stock option awards for each of the named executive officers based upon a fair value of $3.37 for each option using the Black-Scholes option pricing model. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see Note 18 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.

(3)
Represents the actuarial change in pension value in the executives’ amounts during the years ended December 31, 2008, 2007 and 2006 under the Beneficial Mutual Savings Bank Employees’ Pension and Retirement Plan, the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan and the life insurance portion of each executive’s salary continuation agreement. See “Pension Benefits” below for a further discussion of these arrangements.

(4)	Details of the amounts reported in the “All Other Compensation” column for 2008 are provided in the table below.

	Mr. Cuddy		Mr. Conners		Mr. Miller		Mr. Bush		Ms. Kassekert
Employer contributions to KSOP	$18,400		$39,100		$39,100		$18,400		$9,526
Income recognized under split-dollar life insurance arrangements	—		856		1,018		—		—
Transition Credit Retirement Plan contribution	—		29,007		28,917		—		—
Perquisites	20,840	(a)	—	(b)	—	(b)	13,920	(c)	—	(b)

(a)	Includes personal use of Company-owned automobile and club memberships and initiation fees.
(b)	Did not exceed $10,000.
(c)	Represents annual car allowance.

(5)	While Mr. Cuddy’s base salary in 2006 was $425,000, the amount shown represents his partial year compensation from his start date on November 13, 2006.
(6)
While Ms. Kassekert’s base salary in 2007 was $174,000, the amount shown represents her partial year compensation from her start date on May 7, 2007. Due to Ms. Kassekert’s May 7, 2007 start date, compensation data is not available for 2006.

Employment/Management Agreements

          The Company and the Bank maintain employment and/or management agreements with Gerard P. Cuddy, Joseph F. Conners, Andrew J. Miller, Robert J. Bush and Denise Kassekert. The employment agreements with Messrs. Cuddy, Conners, Miller and Bush were entered into effective January 7, 2008 and had an initial term of two years. The employment agreement with Ms. Kassekert was entered into effective as of May 15, 2008 and has an initial term that expires on January 7, 2010. In March 2009, each agreement was amended and restated in its entirety to provide for an annual renewal of the term of the agreement following the executive’s performance review. The employment agreements provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. Under the terms of Mr. Cuddy’s employment agreement, his annual incentive compensation opportunity for 2009 will not be less than $125,000. In the event that any of the executives is terminated by the Company or the Bank for reasons other than a change in control, the executive will be prohibited from competing with the Company or the Bank for the period of time specified in his or her agreement.

          The Bank, Beneficial Insurance Services, LLC and Robert J. Bush entered into a Senior Management Agreement on January 14, 2005 in connection with Beneficial Insurance Services, LLC’s acquisition of Paul Hertel & Co. The agreement provides that Mr. Bush is an at will employee of Beneficial Insurance Services, LLC and subject to non-compete and non-solicitation restrictions similar to those provided for in Mr. Bush’s employment agreement with the Company and the Bank. The non-competition restrictions will expire two years following Mr. Bush’s termination of employment and the non-solicitation restrictions will expire five years following his termination of employment.

          See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the employment or management agreement upon termination of employment.

Grants of Plan Based Awards

          2008 Equity Incentive Plan. The following table provides information concerning all stock option awards granted to the named executive officers in 2008 under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan.

Name	Grant Date	Number of Shares of Stock or Units (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (3)

Gerard P. Cuddy	08/06/2008	100,000	200,000	$11.86	$1,860,000

Joseph F. Conners	08/06/2008	50,000	100,000	11.86	930,000

Andrew J. Miller	08/06/2008	50,000	100,000	11.86	930,000

Robert J. Bush	08/06/2008	50,000	100,000	11.86	930,000

Denise Kassekert	08/06/2008	50,000	75,000	11.86	845,750

(1)
For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 50,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 50,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning on December 31, 2009 and ending on December 31, 2013. For all other named executive officers, restricted shares vest according to the following schedule: (1) 25,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 25,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning on December 31, 2009 and ending on December 31, 2013.

(2)	Options vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)
Sets forth the grant date fair value of stock and option awards calculated in accordance with FAS 123(R). The grant date fair value of all stock awards is equal to the number of awards multiplied by $11.86, the closing price for the Company’s common stock on the date of grant. The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $3.37, which was computed using the Black-Scholes opton pricing model. For further information on the assumptions used to compute fair value, see Note 18 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

          The Company maintains the 2008 Equity Incentive Plan to further its commitment to performance-based compensation and to provide employees and directors with an opportunity to have an equity interest in the Company. The plan is administered by the Company’s Compensation Committee. The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to officers and directors of the Company and the Bank. Additional information on the Company’s 2008 Equity Incentive Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

          Management Incentive Plan. The following table sets forth the threshold, target and maximum award that may be earned by each named executive officer under our 2008 Management Incentive Plan, if 100% of the Company’s financial objectives and 100% of an individual’s performance goals are achieved at the applicable payout level.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Date of Corporate Approval	Threshold ($)	Target ($)	Maximum ($)

Gerard P. Cuddy	03/17/2008	$95,000	$190,000	$285,000

Joseph F. Conners	03/17/2008	35,100	70,200	105,300

Andrew J. Miller	03/17/2008	35,100	70,200	105,300

Robert J. Bush	03/17/2008	39,000	78,000	117,000

Denise Kassekert	03/17/2008	25,000	50,000	75,000

(1)	The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2008 Management Incentive Plan.

          The Bank maintains a management incentive plan to recognize and reward executives for their individual and collective contributions to the success of the Bank. The management incentive plan focuses on performance measures that are critical to the profitability and growth of the Bank. Only senior management who are in a position to successfully execute the Bank’s strategic plan may participate in the management incentive plan. Each participant’s incentive award opportunity is based on competitive market practice for his or her position. The performance measurement period for the 2008 incentive awards was January 1st through December 31st. For 2008, management incentive plan awards were determined based on a combination of our financial performance and a participant’s individual performance. If a participant satisfies 100% of his or her individual performance objectives at the threshold, target or maximum payout level and we achieve a lesser percentage of our financial objectives, the participant is entitled to a pro-rated management incentive plan award under the applicable payout level.

          For additional information regarding management incentive plan awards, please reference the short-term, cash-based incentive compensation section of our “Compensation Discussion and Analysis” and our “Summary Compensation Table” contained in this proxy statement.

Outstanding Equity Awards at Fiscal Year End

          The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2008.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Gerard P. Cuddy	—	200,000	$11.86	08/06/2018	100,000	$1,125,000

Joseph F. Conners	—	100,000	11.86	08/06/2018	50,000	562,500

Andrew J. Miller	—	100,000	11.86	08/06/2018	50,000	562,500

Robert J. Bush	—	100,000	11.86	08/06/2018	50,000	562,500

Denise Kassekert	—	75,000	11.86	08/06/2018	50,000	562,500

(1)	Options vest in five equal annual installments beginning one year from the date of grant, which for all awards and options was August 6, 2008.
(2)
For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 50,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 50,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning on December 31, 2009 and ending on December 31, 2013. For all other named executive officers, restricted shares vest according to the following schedule: (1) 25,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award, 60% of the shares vest on the third anniversary of the award and 20% of the shares vest on each of the fourth and fifth anniversaries of the award; and (2) 25,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning on December 31, 2009 and ending on December 31, 2013.

(3)	Based upon the Company’s closing stock price of $11.25 on December 31, 2008.

Pension Benefits

          The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans. No distributions were made under the plans in 2008. The Bank froze the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank effective June 30, 2008. Ms. Kassekert is not a participant in the Beneficial Mutual Savings Bank tax-qualified and non-qualified defined benefit plans.

Name	Plan Name	Number of Years of Credited Service (1)		Present Value of Accumulated Benefit ($) (2)
Gerard P. Cuddy	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank	0.5		$6,719

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	0.5		11,440

Joseph F. Conners	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank	25.5		441,056

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	25.5		88,462

	Salary Continuation Agreement	25	(3)	11,380

Andrew J. Miller	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank	34.5		523,867

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	34.5		89,564

	Salary Continuation Agreement	25	(3)	17,959

Robert J. Bush	Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank	1		18,037

	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	1		10,049

(1)	Represents the number of years of credited service used only to determine the benefit under the pension plan. Years of credited service were frozen at June 30, 2008.
(2)
The present value of each executive’s accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 6.5% discount rate for the Employees’ Pension and Retirement Plan and 6.90% for the Supplemental Pension and Retirement Plan.

(3)	The maximum years of service credit for the salary continuation agreements is 25.

          Employees’ Pension and Retirement Plan. The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank was frozen effective June 30, 2008. The frozen plan provides that an active participant may retire on or after the date the participant attains age 65 and upon retirement, after twenty-five accrual years of service as a participant, receive a monthly pension in the form of a straight life annuity equal to 50% of his or her average monthly compensation. If the participant’s service is less than 25 years, his or her pension will be adjusted by the ratio of service to 25 years. After attainment of age 55 and the completion of five years of service, an active participant may elect early retirement. Upon early retirement a participant will be entitled to receive his or her accrued pension commencing on his or her normal retirement date or, if the participant desires, he or she may elect to receive a reduced pension which can commence on the first day of the month concurrent with or next following the participant’s early retirement date. If the employment of an active participant is terminated because of total and permanent disability, the participant will be entitled to receive a disability pension equal to the participant’s accrued pension, without actuarial reduction, commencing on the date the participant terminates employment due to disability and continuing until his death or until recovery from his total and permanent disability, if prior to age 65.

          Participants generally have no vested interest in retirement plan benefits prior to the completion of five years of service. Following the completion of five years of vesting service, or in the event of a participant’s attainment of age 65 (or the fifth anniversary of participation in the plan, if later), death or termination of employment due to disability, a participant will become 100% vested in his or her accrued benefit under the retirement plan. The retirement plan provides that a participant may receive, subject to certain spousal consent requirements, his or her pension benefit in any of the following forms: (i) a life annuity, (ii) a reduced life annuity for the participant’s life with 120 monthly payments guaranteed if the participant dies prior to receiving the 120 payments, (iii) a 100%, 75% or 50% joint and survivor annuity, or (iv) a lump sum distribution if the value of the accrued pension benefit is less than $5,000.

          Supplemental Pension and Retirement Plan. The Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank provides benefits which would have been payable to certain officers under the Bank’s Employees’ Pension and Retirement Plan but for certain IRS limitations. Upon termination of employment with the Bank a participants are eligible to receive benefits under the Supplemental Pension and Retirement Plan equal to the excess, if any, of (i) the benefits which would have been payable to the participant commencing on the first day of the month coincident with or next following the attainment of age 65 under the Pension Plan in the form of a single life annuity, but for the limitations imposed by the Internal Revenue Code, based on a participant’s compensation and service with Beneficial Bank through June 30, 2008, over (ii) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. In the event of the death of a participant prior to the commencement of benefits under the Pension Plan and in the event the participant’s spouse or beneficiary is entitled to a survivor’s benefit under the Pension, the spouse or beneficiary shall receive a benefit under the Supplemental Pension and Retirement Plan.

          Salary Continuation Arrangements. Beneficial Mutual Savings Bank maintains salary continuation agreements with Messrs. Conners and Miller to provide the executives with additional compensation at retirement at or after attaining age 65, or upon termination of employment by reason of death. In the event Messrs. Conners or Miller terminate employment prior to age 65, for reasons other than death or dishonesty, the executives will be entitled to a life insurance policy with a death benefit equal to $490,000. Alternatively, the executives may elect to receive a cash payment equal to the cash surrender value of the executive’s life insurance policy. The Bank has purchased several insurance policies to fund the benefits provided under the salary continuation arrangements. See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the salary continuation agreements upon his termination of employment.

Non-Qualified Deferred Compensation

          The following table discloses contributions made under any of the non-qualified defined contribution plans sponsored by Beneficial Mutual Savings Bank for each named executive officer who participated in the plan in 2008, along with the earnings and balances on each executive’s account as of December 31, 2008. No distributions or withdrawals were made from any of the plans in 2008. Messrs. Cuddy and Bush and Ms. Kassekert do not participate in any of the non-qualified deferred compensation plans sponsored by the Bank.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in 2008	Aggregate Balance at Last Fiscal Year End ($)
Joseph F. Conners	Elective Deferred Compensation Plan	$14,090		$(7,249)	$17,080

	Stock-Based Deferral Plan	—		3,062	22,600

	Transition Credit Retirement Plan for Designated Employees	29,007	(1)	—	29,007

Andrew J. Miller	Elective Deferred Compensation Plan	—		—	—

	Stock-Based Deferral Plan	—		—	—

	Transition Credit Retirement Plan for Designated Employees	28,917	(1)	—	28,917

(1)	These amounts represent the Company’s contributions during the 2008 fiscal year and have been reported in the “All Other Compensation” column of the “Summary Compensation Table” for 2008.

          Elective Deferred Compensation Plan. The Beneficial Mutual Savings Bank Elective Deferred Compensation Plan assists certain employees designated by the Board as participants in maximizing their ability to save on a tax-deferred basis. The plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Participants must submit a deferral election agreement and distribution form to the Bank’s Human Resources Department outlining the amount of their deferrals and form of distribution prior to the year in which the compensation will be earned. See “Potential Post-Termination Payments” below for a discussion of the benefits and payments each executive may receive under the Elective Deferred Compensation Plan upon his termination of employment.

          Stock-Based Deferral Plan. Beneficial Mutual Savings Bank maintains a Stock-Based Deferral Plan for certain eligible officers and directors. The plan allows participants to defer compensation and invest their deferrals in Beneficial Mutual Bancorp common stock. See “Potential Post-Termination Payments” below for a discussion of the benefits and payments each executive may receive under the Stock-Based Deferral Plan upon his termination of employment.

          Transition Credit Retirement Plan for Designated Employees. Beneficial Mutual Savings Bank implemented the Transition Credit Retirement Plan in 2008 to provide certain key employees of the Bank with a non-qualified retirement benefit to supplement benefits available to them under the Bank’s frozen pension plan and the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan. For each plan year beginning with the plan year ended December 31, 2008 and ending with the plan year ending December 31, 2017, the transition credit account of a participant who is (i) employed on the last day of the plan year or (ii) terminates employment by reason of his or her death or disability during the plan year, shall be credited with a transition credit in a dollar amount equal to the percentage of the participant’s compensation (as defined in the KSOP) designated in the plan. Participants are always 100% vested in their transition credit accounts. Plan benefits are payable in a lump sum no later than 90 days following the date the participant separates service with the Bank.

Potential Post-Termination Payments

          Payments Made Upon Termination for Cause. Under the terms of the employment agreements with Messrs. Cuddy, Conners, Miller, Bush and Ms. Kassekert, if any of the executives is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or arrangement under which those benefits are provided. All unvested stock awards, performance awards and stock options will be forfeited in the event an executive is terminated for cause and all rights to vested stock options that have not been exercised will also be forfeited.

          In the event Messrs. Conners and Miller terminate employment for dishonesty, the executives will forfeit all rights to benefits provided under their salary continuation agreements.

          Payments Made Upon Termination Without Cause or for Good Reason. If the Bank or the Company terminates an executive’s employment for reasons other than for cause or a change in control, or if an executive resigns from the Bank or the Company after specified circumstances set forth in the agreements that would constitute constructive termination, the employment agreements provide that the executive or, if the executive dies, his or her beneficiary, would be entitled to receive two (2) times the sum of the executive’s (i) current base salary and (ii) the most recent bonus paid. The severance benefit would be paid ratably over a two-year period. In addition, the executive would be entitled to receive, for the 24-month period following his or her termination date, medical, dental and life insurance coverage. If the Bank or the Company terminates its employment relationship with Messrs. Cuddy, Conners, Miller or Ms. Kassekert during the term of their employment agreements for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition restriction. If the Company, the Bank or an affiliate of the Company or the Bank terminates Mr. Bush for any reason during the term of his employment agreement, Mr. Bush will be subject to a two-year non-competition restriction and a five-year non-solicitation restriction. Mr. Bush’s Senior Management Agreement provides for similar non-compete and non-solicitation restrictions.

          In the event the executives terminate employment without cause or for good reason they will forfeit all unvested stock awards, performance awards and stock options. If Mr. Conners and Mr. Miller terminate employment without cause or for good reason they will receive their entire account balance in a lump sum under the Bank’s Transition Credit Retirement Plan.

          The salary continuation agreements provide that if Mr. Conners or Mr. Miller terminates employment with the Bank prior to age 65 for reasons other than death or dishonesty, each executive would be entitled to a life insurance policy with a death benefit equal to $490,000. Alternatively, the executives may elect to receive a cash payment, equal to the cash surrender value of the executive’s life insurance policy.

          Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s bi-weekly rate of base salary as of his or her termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) the death of the executive; (3) the executive’s attainment of age 65; or (4) the date the employment agreement would have expired had the executive’s employment not terminated by reason of the executive’s disability. In addition, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his or her disability as if he or she were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by the Bank.

          In the event the executives terminate employment due to disability, they will vest 100% in all unvested stock awards and stock options. Following termination of employment due to a disability, Mr. Conners and Mr. Miller will receive their entire account balance in a lump sum payment from the Bank’s Transition Credit Retirement Plan.

          The salary continuation agreements provide that if Mr. Conners or Mr. Miller terminates employment with the Bank prior to age 65 for reasons other than death or dishonesty, each executive would be entitled to a life insurance policy with a death benefit equal to $490,000. Alternatively, the executives may elect to receive a cash payment, equal to the cash surrender value of the executive’s life insurance policy.

          Payments Made Upon Death. Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death.

          The salary continuation agreements maintained for Messrs. Conners and Miller provide that in the event the executive dies before age 55, while in active service, the Bank will pay the executive’s beneficiary $20,416.67 per month for twelve months commencing on the first month following the executive’s death and $13,617.92 per month commencing on the thirteenth month following the executive’s death through the month the executive would have attained age 65. If Messrs. Conners and Miller are in active service with the Bank and die after attaining age 65 but prior to attaining age 55, the Bank will pay the executive’s beneficiary $20,416.67 per month for twelve months and $13,617.92 per month commencing on the thirteenth month following the executive’s death through the one hundred and twentieth month following the executive’s death.

          Payments Made Upon a Change in Control. Following a change in control of the Bank or the Company, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to three (3) times the sum of the executive’s (i) base salary and (ii) most recent bonus paid by the Company and/or the Bank. In addition, the executive would also be entitled to continued medical, dental and life insurance coverage for the executive and his dependents for 36 months following his termination of employment. Mr. Cuddy would also be entitled to continue his club memberships for 36 months following his termination of employment at no cost to him.

          Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”). An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

          Under the terms of the Bank’s KSOP, upon a change in control (as defined in the plan) the plan trustee will repay in full any outstanding acquisition loan and all remaining shares held in the loan suspense account after repayment will be allocated to participants as set forth in the plan.

          In the event the executives terminate employment in connection with a change in control, they will vest 100% in all unvested stock awards and stock options. Following termination of employment due to a change in control, Mr. Conners and Mr. Miller will receive their entire account balance in a lump sum payment from the Bank’s Transition Retirement Plan.

          All payments under the Elective Deferred Compensation Plan and the Stock-Based Deferral Plan will be made in accordance with the form and timing elections made at the time of each executive’s deferral election.

          Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based on the fair market value of the Company’s common stock on December 31, 2008, which was $11.25. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

          The following table provides the amount of compensation payable to Mr. Cuddy for each of the situations listed below as of December 31, 2008.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Death
Base salary	—	$950,000	(2)	$1,275,000		$627,000		$—
Bonuses	—	204,000	(2)	306,000		—		95,000	(4)
Medical, life and dental insurance benefits	—	26,916		40,374		26,916	(3)	—
Fringe benefits (1)	—	—		41,979		—		—
Income attributable to vesting of stock awards	—	—		1,125,000		1,125,000		1,125,000
Total severance payment	—	$1,180,916		$2,788,353	(5)	$1,778,916		$1,220,000

(1)	Represents the value of personal use of Company-owned automobile and club memberships and initiation fees.
(2)	Represents the total value of payments that would be paid ratably over a two-year period.
(3)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(4)	Represents the amount earned under the 2008 Management Incentive Plan and payable to the executive’s beneficiary.
(5)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

          The following table provides the amount of compensation payable to Mr. Conners for each of the situations listed below as of December 31, 2008.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Death
Base salary	—	$561,600	(1)	$842,400		$370,656		$—
Bonuses	—	81,000	(1)	121,500		—		31,590
Medical, life and dental insurance benefits	—	29,150		43,725		29,150	(2)	—
Transition Credit Retirement Plan (5)	—	29,007		29,007		29,007		29,007	(3)
Salary Continuation Agreement	—	28,601	(6)	28,601	(6)	28,601	(6)	1,532,634	(7)
Income attributable to vesting of stock awards	—	—		562,500		562,500		562,500
Total severance payment	—	$729,358		$1,627,733	(4)	$1,019,914		$2,155,731

(1)	Represents the total value of payments that would be paid ratably over a two-year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Represents the amount earned under the 2008 Management Incentive Plan and payable to the executive’s beneficiary.
(4)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(5)	Represents the accrued balance that would be paid to the executive under the Transition Credit Retirement Plan for Designated Employees.
(6)	Represents the cash surrender value of the executive’s life insurance policy under the agreement.
(7)	Represents the present value of the monthly payments to be made to Mr. Conners’ beneficiary for 166 months. The present value was calculated using a 6.9% discount rate.

          The following table provides the amount of compensation payable to Mr. Miller for each of the situations listed below as of December 31, 2008.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Death
Base salary	—	$561,600	(1)	$842,400		$370,656		$—
Bonuses	—	81,000	(1)	121,500		—		45,630	(3)
Medical, life and dental insurance benefits	—	45,618		68,427		45,618	(2)	—
Transition Credit Retirement Plan (5)	—	28,917		28,917		28,917		28,917
Salary Continuation Agreement	—	37,194	(6)	37,194	(2)	37,194	(6)	1,348,507	(7)
Income attributable to vesting of stock awards	—	—		562,500		562,500		562,500
Total severance payment	—	$754,329		$1,660,938	(4)	$1,044,885		$1,985,554

(1)	Represents the total value of payments that would be paid ratably over a two-year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Represents the amount earned under the 2008 Management Incentive Plan and payable to the executive’s beneficiary.
(4)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

(5)	Represents the accrued balance that would be paid under the Transition Credit Retirement Plan for Designated Employees.
(6)	Represents the cash surrender value of the executive’s life insurance policy under the agreement.
(7)	Represents the present value of the monthly payments to be made to Mr. Miller’s beneficiary for 146 months. The present value was calculated using a 6.9% discount rate.

          The following table provides the amount of compensation payable to Mr. Bush for each of the situations listed below as of December 31, 2008.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Death
Base salary	—	$624,000	(1)	$936,000		$411,840		$—
Bonuses	—	90,000	(1)	135,000		—		27,300	(3)
Medical, life and dental insurance benefits	—	32,856		49,284		32,856	(2)	—
Income attributable to vesting of stock awards	—	—		562,500		562,500		562,500
Total severance payment	—	$746,856		$1,682,784	(4)	$1,007,196		$589,800

(1)	Represents the total value of payments that would be paid ratably over a two-year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Represents the amount earned under the 2008 Management Incentive Plan and payable to the executive’s beneficiary.
(4)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

          The following table provides the amount of compensation payable to Ms. Kassekert for each of the situations listed below as of December 31, 2008.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Death
Base salary	—	$450,000	(1)	$675,000		$297,000		$—
Bonuses	—	—	(1)	—		—		45,000	(3)
Medical, life and dental insurance benefits	—	25,550		38,325		25,550	(2)	—
Income attributable to vesting of stock awards	—	—		562,500		562,500		562,500
Total severance payment	—	$475,550		$607,500	(4)	$885,050		$607,500

(1)	Represents the total value of payments that would be paid ratably over a two-year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Represents the amount earned under the 2008 Management Incentive Plan and payable to the executive’s beneficiary.
(4)
The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2008.

Transactions with Related Persons

          The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

          Pursuant to the Company’s Audit Committee charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

          The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 16, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from May 20, 2010, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

          The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

          The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Beneficial Mutual Bancorp, Inc., 510 Walnut Street, Philadelphia, Pennsylvania 19106. Communications to the Board of Directors should be in the care of Thomas M. Topley, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chairperson of the particular committee, with a copy to Elizabeth H. Gemmill, the Chairperson of the Corporate Governance Committee. It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

          The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

          If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

          Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Thomas M. Topley

Thomas M. Topley
Corporate Secretary

Philadelphia, Pennsylvania
April 21, 2009

REVOCABLE PROXY
BENEFICIAL MUTUAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009
9:30 a.m., Local Time

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2009

          This proxy statement and the Company’s 2008 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm

          On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2008 audited consolidated financial statements.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The stockholder whose signature appears on the reverse side of this proxy card hereby appoints the official proxy committee of Beneficial Mutual Bancorp, Inc. (the “Company”), consisting of Edward G. Boehne, Thomas J. Lewis and George W. Nise, or any of them, with full power of substitution in each, to act as proxy for such stockholder, and to vote all shares of common stock of the Company which such stockholder is entitled to vote only at the Annual Meeting of Stockholders to be held on May 20, 2009 at 9:30 a.m., local time, at The Down Town Club, Public Ledger Building, 150 South Independence Mall West, Philadelphia, Pennsylvania and at any adjournments thereof, with all of the powers such stockholder would possess if personally present at such meeting as indicated on the reverse side of this proxy card.

1.	The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions below are complied with).

Elizabeth H. Gemmill, Thomas F. Hayes and Joseph J. McLaughlin

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

          Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Dear KSOP Participant:

          On behalf of the Board of Directors of Beneficial Mutual Bancorp, Inc. (the “Company”), I am forwarding you the attached GREEN voting instruction card to convey your voting instructions to RSGroup Trust Company, the Trustee for the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP Trustee”), on the proposals to be presented at the Annual Meeting of Stockholders of Beneficial Mutual Bancorp, Inc. to be held on May 20, 2009. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Beneficial Mutual Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

          As a participant in the KSOP, you are entitled to direct the Trustee how to vote the shares of Beneficial Mutual Bancorp, Inc. common stock credited to your KSOP account as of April 3, 2009, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 13, 2009, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other KSOP participants.

          Please submit your voting instructions via the Internet or telephone or complete, sign and return the enclosed GREEN voting instruction card in the enclosed postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of Beneficial Mutual Bancorp, Inc. or Beneficial Bank. If you hold shares of Beneficial Mutual Bancorp, Inc. common stock directly, or if you participate in other stock-based equity plans sponsored by the Company or Beneficial Mutual Savings Bank, you will receive multiple proxy cards and/or voting instruction cards. Please complete and submit all proxy cards and/or voting instruction cards you receive from the Company.

Sincerely,

/s/ Gerard P. Cuddy

Gerard P. Cuddy
President and Chief Executive Officer

BENEFICIAL MUTUAL SAVINGS BANK EMPLOYEE
SAVINGS AND STOCK OWNERSHIP PLAN
VOTING INSTRUCTION CARD

BENEFICIAL MUTUAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009
9:30 a.m., Local Time

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2009

          This proxy statement and the Company’s 2008 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm

          On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2008 audited consolidated financial statements.

          The undersigned hereby directs the Plan Trustee to vote all shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock credited to the undersigned’s account in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), for which the undersigned is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 20, 2009 at 9:30 a.m., local time at The Down Town Club, Public Ledger Building, 150 South Independence Mall West, Philadelphia, Pennsylvania and at any adjournments thereof:

1.	The election as directors of the nominees listed below for a three-year term (unless the “For All Except” box is marked and the instructions below are complied with).

Elizabeth H. Gemmill, Thomas F. Hayes and Joseph J. McLaughlin

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 13, 2009.

Dear Equity Incentive Plan Participant:

          On behalf of the Board of Directors of Beneficial Mutual Bancorp, Inc. (the “Company”), I am forwarding you the attached BLUE voting instruction card to convey your voting instructions to RSGroup Trust Company, the trustee for the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the “Trustee”), on the proposals to be presented at the Annual Meeting of Stockholders of Beneficial Mutual Bancorp, Inc. to be held on May 20, 2009. A copy of the Company’s Annual Report and Proxy Statement for the Annual Meeting of Stockholders was forwarded to you under separate cover. If you did not receive a copy of the Annual Report and Proxy Statement, please contact Sue Hatcher at (215) 864-6129 or shatcher@thebeneficial.com.

          As a participant in the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan who has been awarded Beneficial Mutual Bancorp, Inc. common stock, you are entitled to direct the Trustee how to vote the unvested shares of Beneficial Mutual Bancorp, Inc. common stock awarded to you as of April 3, 2009, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 13, 2009, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other Equity Incentive Plan participants.

          Please submit your voting instructions via the Internet or telephone or complete, sign and return the enclosed BLUE voting instruction card in the enclosed postage-paid envelope. Your vote will not be revealed, directly or indirectly, to any employee or director of Beneficial Mutual Bancorp, Inc. or Beneficial Bank. If you hold shares of Beneficial Mutual Bancorp, Inc. common stock directly, or if you participate in other stock-based equity plans sponsored by the Company or Beneficial Mutual Savings Bank, you will receive multiple proxy cards and/or voting instruction cards. Please complete and submit all proxy cards and/or voting instruction cards you receive from the Company.

Sincerely,

/s/ Gerard P. Cuddy

Gerard P. Cuddy
President and Chief Executive Officer

BENEFICIAL MUTUAL BANCORP, INC. 2008 EQUITY INCENTIVE PLAN
VOTING INSTRUCTION CARD

BENEFICIAL MUTUAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009
9:30 a.m., Local Time

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2009

          This proxy statement and the Company’s 2008 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm

          On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2008 audited consolidated financial statements.

          The undersigned hereby directs the Plan Trustee to vote all unvested shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock awarded to the undersigned pursuant to the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan at the Annual Meeting of Stockholders to be held on May 20, 2009 at 9:30 a.m., local time at The Down Town Club, Public Ledger Building, 150 South Independence Mall West, Philadelphia, Pennsylvania and at any adjournments thereof:

1.	The election as directors of the nominees listed below for a three-year term (unless the “For All Except” box is marked and the instructions below are complied with).

Elizabeth H. Gemmill, Thomas F. Hayes and Joseph J. McLaughlin

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line(s) provided below.

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 13, 2009.